UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2010

NEKTAR THERAPEUTICS
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-24006 (Commission File Number)	94-3134940 (IRS Employer Identification No.)

201 Industrial Road
San Carlos, California 94070
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (650) 631-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On October 29, 2010 (“Effective Date”), Nektar Therapeutics, a Delaware corporation (“Nektar”), entered into a Supply, Dedicated Suite and Manufacturing Guarantee Agreement (the “Agreement”) with Amgen Inc. and Amgen Manufacturing, Limited (collectively “Amgen”).  Under the terms of the Agreement, Nektar will guarantee the manufacture and supply of its proprietary PEGylation materials (the “Polymer Materials”) to Amgen or its designees in an existing manufacturing suite to be used exclusively for the manufacture of Polymer Materials for Amgen (the “Manufacturing Suite”) in Nektar’s manufacturing facility in Huntsville, Alabama (the “Facility”).  This supply arrangement is on a non-exclusive basis (other than the use of the Manufacturing Suite and certain equipment) whereby Nektar is free to manufacture and supply the Polymer Materials to any other third party and Amgen is free to procure the Polymer Materials from any other third party.  Under the terms of the Agreement, Nektar will receive (i) a $50 million payment payable within thirty (30) days after the Effective Date in return for Nektar guaranteeing its supply of certain quantities of Polymer Materials to Amgen including without limitation the Additional Rights described below and (ii) manufacturing fees that are calculated based on fixed and variable components applicable to the Polymer Materials ordered by Amgen and delivered by Nektar.  Amgen has no minimum purchase commitments.  If quantities of the Polymer Materials ordered by Amgen exceed specified quantities (with each specified quantity representing a small portion of the quantity that Nektar historically supplied to Amgen), significant additional payments become payable to Nektar in return for Nektar guaranteeing its supply of additional quantities of the Polymer Materials.

The term of the Agreement runs through the tenth anniversary of the Effective Date.  In the event of Nektar becoming subject to a bankruptcy or insolvency proceeding, Nektar ceasing to own or control the Facility, Nektar’s failure to manufacture and supply or certain other events, Amgen or its designated third party will have the right to elect, among certain other options, to take title to the dedicated equipment and access the Facility to operate the Manufacturing Suite solely for the purpose of manufacturing the Polymer Materials (the “Additional Rights”).  Amgen may terminate the Agreement for convenience or due to an uncured material default by Nektar.  Either party may terminate the Agreement in the event of insolvency or bankruptcy of the other party.  The Agreement contains various representations, warranties, covenants and other provisions customary for transactions of this nature.

The foregoing summary is qualified in its entirety by reference to the Agreement, which will be filed as an exhibit to Nektar’s Annual Report on Form 10-K for the year ending December 31, 2010.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie
General Counsel and Secretary

Date: November 2, 2010